             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                     SUPPLEMENT NO. 3 DATED JANUARY 16, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

         This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard Mid-Term Value Enhancement Fund I LP dated February 19, 2003, as supplemented and amended by Supplement No. 1 dated June 3, 2003 and Supplement No. 2 dated October 20, 2003. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

         The purpose of this supplement is to describe the following:

     (1) the status of the offering of units in Behringer Harvard Mid-Term Value Enhancement Fund I LP;

     (2) revisions to the "Prospectus Summary - Prior Offering Summary" section of the prospectus to update the information regarding the prior real estate programs sponsored by Robert M. Behringer;

     (3) revisions to the "Prior Performance Summary - Summary Information" section of the prospectus to update the information regarding the prior real estate programs of our affiliates; and

     (4)  updated prior performance tables.

Status of the Offering

         We commenced our initial public offering of units of limited partnership interest on February 19, 2003. Until subscriptions aggregating at least $2.0 million were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of our escrow agreement with Wells Fargo Bank Iowa, N.A. The conditions of our escrow agreement were satisfied on December 22, 2003. We have accepted investors' subscriptions received through January 2, 2004 and issued 229,145 units to limited partners, with proceeds of $2,282,115 distributed to us. We have special escrow accounts for subscriptions from residents of New York, Nebraska and Pennsylvania. The conditions of those special escrow accounts have not been satisfied as of the date of this supplement and, therefore, we have not accepted subscriptions from residents of those states. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 115.

Prior Offering Summary

         The following information should be read in conjunction with the "Prospectus Summary - Prior Offering Summary" section on page 7 of the prospectus:

         As of September 30, 2003, Robert M. Behringer, our general partner, had previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2003, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 73 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to September 30, 2003. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Prior Performance Summary

         The following information should be read in conjunction with the "Prior Performance Summary" section beginning on page 89 of the prospectus:

         Prior Investment Programs

         As of September 30, 2003, our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors I LP, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         Summary Information

         The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

         The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2003, was $247.4 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2003:


         Type of Property                      New                Used             Construction
         ----------------                      ---                ----             ------------
         Office buildings                       0.0%               95.3%               4.7%
         Apartments                             0.0               100.0                0.0
         Retail                                 0.0               100.0                0.0
         Marinas/golf                           0.0                91.3                8.7
         Land                                   0.0               100.0                0.0
         Storage facilities                     0.0               100.0                0.0

         These programs have sold 36 of the total of 52 properties, or 69.2% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

         The percentage of these programs, by investment, with investment objectives similar to ours is 73.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 29 office buildings with an aggregate purchase price of $181.0 million, using $115.2 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Prior Performance Tables

         The prior performance tables dated as of September 30, 2003 attached as Exhibit A to this supplement have not been audited and replace the corresponding information in Exhibit A to the prospectus dated February 19, 2003.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Mid-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational/Residential Programs" which represents twelve separate programs that invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Mid-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

         Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

         Investors in Behringer Harvard Mid-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

         Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors I LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

         Table II - Compensation to Sponsor (in Dollars)

         Table III - Annual Operating Results of Prior Real Estate Programs

         Table IV - Results of Completed Programs

         Table V - Sales or Disposals of Property

         Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Mid-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

         "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

         "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

      Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2003.


                                         Harvard Property       Recreation/Residential         Harvard                Harvard
                                          Trust, Inc.(1)             Programs(2)         Property I, L.P.(3)   Property III, L.P.(3)
                                          -----------                --------            ----------------      ------------------

Dollar amount offered                          $76,100,000(4)           $ 22,583,906(5)          $1,186,254(5)         $1,100,000(5)
                                               ===========              ============             ==========            ==========

Dollar amount raised                    60,387,475  (79.3%)(4)   22,583,906  (100.0%)     1,186,254  (100.0%)   1,100,000  (100.0%)
                                        -------------------      --------------------     -------------------   -------------------

Less offering expenses:
     Selling commissions and                    --                          --                       --                   --
       discounts retained
       by affiliates
     Organizational expenses                246,563  (0.4%)                 --                       --                   --
     Marketing and offering expenses      1,032,263  (1.7%)(6)              --                       --                   --
Reserve for operations                          --                          --                       --                   --
                                                                                                     --
Percent available for investment        59,108,649  (97.9%)      22,583,906  (100.0%)     1,186,254  (100.0%)   1,100,000  (100.0%)
                                       ====================     =====================     ===================   ===================

Acquisition costs:
     Prepaid  items and fees  related
        to purchase of property
     Cash down payment(7)              56,176,180  (35.8%)      21,609,476  (37.3%)     1,176,023  (28.1%)    1,064,785  (28.8%)
     Acquisition fees(8)                   544,375  (0.3%)          524,406  (0.9%)             --                    --
     Loan costs                          1,835,419  (1.2%)          450,024  (0.8%)         10,231  (0.2%)        35,215  (1.0%)
     Proceeds from mortgage financing   98,520,000 (62.7%)(9)    35,293,835 (61.0%)(10)  3,000,000 (71.7%)(11) 2,600,000 (70.3%)(12)


Total acquisition costs(17)                   $157,075,974               $57,877,741             $4,186,254            $3,700,000
                                              ============               ===========             ==========            ==========

Percent leveraged                                   62.7%                     61.0%                  71.7%(12)             70.3%

Date offering began                             11/22/95                   6/30/95                04/05/95                06/21/95

Length of offering (in months)                      27                Continuing(18)                  2                     2

Months to invest 90 percent of
     amount available for investment                27                Continuing(18)                  2                     2

(measured from date of offering)

      Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                                                              Behringer Partners
                                     BRP (Renner Plaza),        BRP (SV), L.P.(3)      6142 Campbell,         Stemmons LP(3)
                                     --------------------       --------------         ---------------        -----------
                                           L.P.(3)                                         LTD.(3)
                                           ----                                            -------

Dollar amount offered                    $1,326,578(5)           $ 3,051,000(5)          $240,000(5)            $401,900(5)
                                         ==========              ===========             ========               ========

Dollar amount raised                      1,326,578(100.0%)        3,051,000 (100.0%)     240,000  (100.0%)     $401,900  (100.0%)
                                        -------------------       -------------------      -----------------     ------------------

Less offering expenses:
     Selling commissions and                  --                        --                     --                    --
       discounts retained by affiliates
     Organizational expenses                  --                        --                     --                    --
     Marketing and offering expenses          --                        --                     --                    --
Reserve for operations                        --                        --                     --                    --
Percent available for investment          1,326,578(100.0%)       3,051,000  (100.0%)      240,000  (100.0%)     401,900  (100.0%)
                                       -------------------       -------------------      -----------------     -----------------

Acquisition costs:
     Prepaid  items and fees related
        to purchase of property
     Cash down payment(7)               1,222,144  (26.7%)          2,869,406  (32.4%)     220,687 (23.5%)       338,501 (19.5%)
     Acquisition fees(8)                   35,500   (0.8%)             84,500  (1.0%)       19,130  (2.0%)        3,951   (0.2%)
     Loan costs                            68,934   (1.5%)             97,094  (1.1%)          183   --           59,448  (3.4%)
     Proceeds from mortgage financing   3,250,000  (71.0%)(13)      5,800,000( 65.5%)(14)  700,000  (74.5%)   11,330,000 (76.8%)(16)


Total acquisition costs(17)                $4,576,578              $ 8,851,000            $940,000              $1,731,900
                                           ==========              ===========            ========              ==========

Percent leveraged                               71.0%                     65.5%               74.5%                   76.8%

Date offering began                        12/04/99                10/21/00               05/01/96                02/01/01

Length of offering (in months)                 2                        2                     2                      2

Months to invest 90 percent  of
        amount available for investment
(measured from date of offering)               2                        2                     2                      2


(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by twelve separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard Mid-Term Fund I. These programs hold a total of 13 income-producing properties, consisting of seven marinas, three golf facilities, two apartment complexes and one minor development parcel with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1995 - 1998)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
------------------------------------------------------------ ----------------- -------------- ---------------- ------------
                                                                   1995              %             1996             %
------------------------------------------------------------ ----------------- -------------- ---------------- ------------

Dollar amount offered                                          $   3,365,288      100.0%       $     --            --
                                                               =============                   ==============
Dollar amount raised                                               3,365,288      100.0%       $     --            --
                                                               -------------                   --------------
Less offering expenses:
     Selling commissions and discounts                                  --          --               --            --
     Organizational expenses                                             --         --               --            --
     Marketing support and due diligence                                 --         --               --            --
     Reserve for operations                                              --         --               --            --
     Other                                                               --                          --
                                                               -------------                  --------------


Amount available for investment                                $   3,365,288      100.0%       $     --            --
                                                               =============                   ==============
Acquisition costs:
     Cash down payment                                             3,146,879       31.7%             --            --
     Acquisition fees                                                101,406        1.0%             --            --
     Loan costs                                                      117,003        1.2%             --            --
     Proceeds from Mortgage Financing                              6,554,876       66.1%             --            --
                                                               -------------                  ---------------
Total Acquisition costs                                        $   9,920,164      100.0%       $     --            --
                                                               =============                   ==============
------------------------------------------------------------ ----------------- -------------- ---------------- ------------


------------------------------------------------------------ ----------------- -------------- ---------------- ------------
Percent leveraged (mortgage financing
     divided by total acquisition costs)                               66.1%       66.1%             --            --
Date offering began                                                 04/21/95
Length of offering (in months)                                             4                         --
Months to invest 90 percent of amount available
     for investment measured from date of offering                         4
------------------------------------------------------------ ----------------- -------------- ---------------- ------------



---------------------------------------------------------------------------- ------------ ---------------- ------------
                                                                 1997             %            1998             %
---------------------------------------------------------------------------- ------------ ---------------- ------------
Dollar amount offered                                             $ 549,000       100.0%      $ 1,300,200       100.0%
                                                                  =========                   ===========
Dollar amount raised                                                549,000       100.0%        1,300,200       100.0%
                                                                -----------                  ------------
Less offering expenses:
     Selling commissions and discounts                             --              --            --            --
     Organizational expenses                                       --              --            --            --
     Marketing support and due diligence                           --              --            --            --
     Reserve for operations                                        --              --            --            --
     Other                                                         --
                                                            --------------                --
                                                                                                 --
                                                                                           --------
Amount available for investment                                   $ 549,000       100.0%      $ 1,300,200       100.0%
                                                                  =========                   ===========
Acquisition costs:
     Cash down payment                                              473,341        19.5%        1,112,200        12.0%
     Acquisition fees                                                30,000         1.2%           88,000         1.0%
     Loan costs                                                      45,659         1.9%          100,000         1.1%
     Proceeds from Mortgage Financing                             1,880,000        77.4%        7,900,000        85.9%
                                                               ------------                  ------------
Total Acquisition costs                                         $ 2,429,000       100.0%      $ 9,200,200       100.0%
                                                                ===========                   ===========
---------------------------------------------------------------------------- ------------ ---------------- ------------


---------------------------------------------------------------------------- ------------ ---------------- ------------
Percent leveraged (mortgage financing
     divided by total acquisition costs)                              77.4%        77.4%            85.9%     85.9%
Date offering began                                                03/30/97                      04/05/98
Length of offering (in months)                                            2                             2
Months to invest 90 percent of amount available
     for investment measured from date of offering                        2                             2
---------------------------------------------------------------------------- ------------ ---------------- ------------

      Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1999 - 2002)
-------------------------------------------------- --------------- ----------- ----------------- -----------
                                                        1999           %             2000            %
-------------------------------------------------- --------------- ----------- ----------------- -----------
Dollar amount offered                                 $4,660,918        100.0%      $ 4,308,500       100.0%
                                                      ==========                    ===========
Dollar amount raised                                   4,660,918        100.0%        4,308,500       100.0%
                                                      ----------                    -----------

Less offering expenses:
     Selling commissions and discounts                   --           --               --            --
     Organizational expenses                             --           --               --            --
     Marketing support and due diligence                 --           --               --            --
     Reserve for operations                              --           --               --            --
     Other                                                --                           --
                                                   --------------              ----------------

Amount available for investment                       $4,660,918        100.0%      $ 4,308,500       100.0%
                                                      ==========                    ===========
Acquisition costs:
     Cash down payment                                 4,527,696         50.0%        4,158,010        35.9%
     Acquisition fees                                     80,000          0.9%           95,000         0.8%
     Loan costs                                           53,222          0.6%           55,490         0.5%
     Proceeds from Mortgage Financing                  4,396,000         48.5%        7,281,500        62.8%
                                                     -----------                   ------------

Total Acquisition costs                               $9,056,918        100.0%      $11,590,000       100.0%
                                                      ==========                    ===========
-------------------------------------------------- --------------- ----------- ----------------- -----------
Percent leveraged (mortgage financing
     divided by total acquisition costs)                   48.5%         48.5%             62.8%       62.8%
Date offering began                                     06/21/99                       01/08/00
Length of offering (in months)                                 4                             10
Months to invest 90 percent of amount
     available for investment measured
     from date of offering                                     4                             10
-------------------------------------------------- --------------- ----------- ----------------- -----------



-------------------------------------------------- ----------------- ----------- -------------- ----------
                                                         2001            %           2002           %
-------------------------------------------------- ----------------- ----------- -------------- ----------
Dollar amount offered                                   $ 8,400,000     100.0%        $--          --
                                                        ===========                =========
Dollar amount raised                                      8,400,000     100.0%         --          --
                                                        -----------              ------------

Less offering expenses:
     Selling commissions and discounts                     --            --           --           --
     Organizational expenses                               --            --           --           --
     Marketing support and due diligence                   --            --           --           --
     Reserve for operations                                --            --           --           --
     Other                                                 --                              --
                                                   ----------------              --    ------

Amount available for investment                         $ 8,400,000     100.0%       $--           --
                                                        ===========                  =========
Acquisition costs:
     Cash down payment                                    8,191,350      52.2%        --           --
     Acquisition fees                                       130,000       0.8%        --           --
     Loan costs                                              78,650       0.5%        --           --
     Proceeds from Mortgage Financing                     7,281,459      46.5%         --          --
                                                      -------------              -------------

Total Acquisition costs                                 $15,681,459     100.0%       $--           --
                                                        ===========                  =========
                                                   ----------------- ----------- -------------- ----------
-------------------------------------------------- ----------------- ----------- -------------- ----------
Percent leveraged (mortgage financing
     divided by total acquisition costs)                      46.4%    46.4%          --           --
Date offering began                                        02/19/01
Length of offering (in months)                                    9
Months to invest 90 percent of amount
     available for investment measured
     from date of offering                                        9
-------------------------------------------------- ----------------- ----------- -------------- ----------



TABLE I - RECREATION/RESIDENTIAL PROGRAMS (2003)
------------------------------------- ----------- -------- ------------
                                         2003        %       Totals
------------------------------------- ----------- -------- ------------
Dollar amount offered                 $ --          --     $22,583,906
                                      ==========           ===========
Dollar amount raised                                        22,583,906
                                      ----------           ------------
                                        --
Less offering expenses:
    Selling commissions and             --          --        --
discounts
    Organizational expenses             --          --        --
    Marketing support and due           --          --        --
diligence
    Reserve for operations              --          --        --
                                                                   --
                                       ---------           ----------
Amount available for investment        $--          --     $22,583,906
                                       =========           ===========
Acquisition costs:
    Cash down payment                   --          --      21,609,476
    Acquisition fees                    --          --         524,406
    Loan costs                          --          --         450,024
    Proceeds from Mortgage Financing                --      35,293,835
                                       ---------           ------------
                                         --
Total Acquisition costs                $--          --     $57,877,741
                                       =========           ===========
------------------------------------- ----------- -------- ------------
Percent leveraged (mortgage
financing
    divided by total acquisition
 costs)                                   --          --        61.0%
Date offering began
Length of offering (in months)
Months to invest 90 percent of
amount available for investment
measured from date of offering
------------------------------------- ----------- -------- ------------

(3)  Single asset limited partnership with asset based in Texas.
(4) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(5) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.

      Past performance is not necessarily indicative of future performance.

(6) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (4).
(7) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(8) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners. (9) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.
(10) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.
(11) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(17) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(18) Program is currently active.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors I LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Mid-Term Fund I, with the exception of the recreational or residential programs that have been aggregated under "Recreational/Residential Programs." All figures are as of September 30, 2003.

                                                 Harvard Property    Recreational/Residential      Harvard         Harvard Property
                                                    Trust, Inc.             Programs          Property I, L.P.         III, L.P.
                                                    -----------             --------          ----------------         ---------

Date offering commenced                                11/22/95(1)         06/30/95(2)              04/05/95               06/21/95

Dollar amount raised                                $60,387,475         $22,583,906               $1,186,254             $1,100,000
                                                    ===========         ===========               ==========             ==========
Amount paid to sponsor from proceeds of offering:
     Underwriting fees                                       --                  --                       --                     --
     Acquisition fees
         - Real estate commissions                      544,375             524,406                       --                     --
         - Advisory fees                                     --                  --                       --                     --
Total amount paid to sponsor                            544,375             524,406                       --                     --
                                                        =======             =======                   ======                 ======
Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                       $12,181,485         $13,713,083               $1,111,045             $1,519,520

Amount paid to sponsor from operations(4)
     Property management fees                         2,286,616           1,894,776                   77,325                109,931
     Partnership management fees                             --                  --                       --                     --
     Reimbursements                                          --             332,035                       --                     --
     Leasing commissions                                609,128                  --                       --                     --

Dollar amount of property sales and
       refinancing before deducting
       payments to sponsor:
     Cash                                           149,921,835(5)        4,783,483                1,981,599              1,451,481
     Other                                            6,614,215(6)               --                       --                     --

Amount paid to sponsor from property sales
     and refinancing:
     Real estate commissions                            779,527              43,500                       --                110,200
     Financing fees                                     223,358                  --                       --                     --

      Past performance is not necessarily indicative of future performance.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                                    BRP                                                       Behringer Partners
                                            (Renner Plaza), LP      BRP (SV), L.P.      6142 Campbell, LTD.      Stemmons LP
                                            ------------------      --------------      -------------------      -----------

Date offering commenced                          12/04/99                  10/21/00            05/01/96               02/02/01

Dollar amount raised                           $1,326,578                $3,051,000            $240,000               $401,900
                                               ==========                ==========            ========               ========

Amount paid to sponsor from proceeds of offering:
     Underwriting fees                                 --                        --                  --                     --
     Acquisition fees
         - Real estate commissions                 35,500                    84,500                  --                     --
         - Advisory fees                          140,000(3)                     --                  --                     --

Total amount paid to sponsor                      175,500                    84,500                  --                     --
                                                  =======                    ======               =====                  =====

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                  $2,282,759                $1,710,753            $181,990                $34,845

Amount paid to sponsor from operations(4)
     Property management fees                     129,618                   126,431              10,618                  1,200
     Partnership management fees                       --                        --                  --                     --
     Reimbursements                                    --                        --                  --                     --
     Leasing commissions                               --                        --                  --                     --

Dollar amount of property sales and
     refinancing before deducting payments to
        sponsor:
     Cash                                              --                        --             415,048                939,519
     Other                                             --                        --                  --                     --

Amount paid to sponsor from property
       sales and refinancing:
     Real estate commissions                           --                        --                  --                     --
     Financing fees                                    --                        --                  --                     --


(1) Initial offering commenced 11/22/95 followed by 3 separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.

(2) Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 - no programs.

TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)


Date offering commenced                                               1995          1996         1997         1998         1999
                                                                  ----------------------------------------------------------------
Dollar amount raised                                                $3,365,288          $ --     $549,000   $1,300,200  $4,660,918
                                                                    ==========          ====     ========   ==========  ==========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees
  Acquisition fees
    Real estate commissions                                            101,406            --       30,000       88,000      80,000
    Advisory fees                                                          --             --           --           --          --
                                                                  --------------  ----------  -----------  ------------------------
Total amount paid to sponsor                                           101,406            --       30,000       88,000      80,000
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
 before deducting payments to sponsor:                                 289,124       939,999    1,353,620    1,687,070   2,267,977
------------------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                              33,615        91,839      111,368      165,370     118,208
  Partnership management fees                                               --            --           --           --          --
  Reimbursements                                                         9,000        21,735       36,000       36,000      45,600
  Leasing commissions                                                       --            --           --           --          --
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
   deducting payments to sponsor:
  Cash                                                                      --            --      332,045    1,848,996   1,249,303
  Other                                                                     --            --           --           --          --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                                   --            --           --           --          --
  Financing fees                                                            --            --           --           --          --
  Other                                                                     --            --           --           --          --
------------------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (2000 - 2003)

                                                                                                             Through
Date offering commenced                                               2000          2001         2002        9/30/03      Totals
                                                                  -----------------------------------------------------------------

Dollar amount raised                                                $4,308,500    $8,400,000        $  --        $  --  $22,583,906
                                                                    ==========    ==========        =====        =====  ===========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees
  Acquisition fees
    Real estate commissions                                             95,000       130,000           --           --      524,406
    Advisory fees                                                           --            --           --           --           --
                                                                  ------------- ------------- ------------ ------------ ------------
Total amount paid to sponsor                                            95,000       130,000           --           --      524,406
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
 before deducting payments to sponsor:                               2,511,783     4,663,510    5,394,571    4,353,113   23,460,767
------------------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                             251,667       438,271      378,636      305,803    1,894,777
  Partnership management fees                                               --            --           --           --           --
  Reimbursements                                                        55,200        42,400       49,200       36,900      332,035
  Leasing commissions                                                       --            --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing
    before deducting payments to sponsor:
  Cash                                                               1,112,139            --      241,000    1,000,000    5,783,483
  Other                                                                     --            --           --           --           --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                               43,500            --           --           --       43,500
  Financing fees                                                            --            --           --           --           --
  Other                                                                     --            --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------

(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.

(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.

(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.

      Past performance is not necessarily indicative of future performance.

(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the liquidating trust.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

         The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors I LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Mid-Term Fund I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."

                          Harvard Property Trust, Inc.

                                                               1995            1996                 1997                1998
                                                               ----            ----                 ----                ----

Gross revenue                                                $     199         $953,977          $6,093,101        $21,168,338

Profit on sale of properties                                        --               --                  --            135,610(2)

Less:  Operating expenses                                           --          440,476           2,750,593          9,944,353
     Interest expense                                               --          322,907           2,149,221          5,578,734(12)
     Depreciation and amortization                                  --          155,092             874,566          3,108,470
                                                                                -------             -------          ---------

Net income - GAAP basis                                            199            7,253(6)          188,060 (6)      2,672,391(6)
                                                             =========            =====             ========         =========

Taxable income
     - from operations                                          (1,099)           5,009             114,950          1,761,910
     - from gain on sale                                            --            9,206                  --            139,496

Cash generated from operations                                      --          (17,579)            100,058          4,984,340

Cash generated from sales(7)                                        --               --                  --          3,228,568

Cash generated from financing / refinancing                         --        7,775,000(8)       39,245,000(8)      43,400,000(9)
                                                             ---------        ---------          ----------         ----------

Total cash generated from operations, sales
    and refinancing                                                 --        7,757,421          39,345,058         51,612,908
                                                             =========        =========          ==========         ==========

Less:  Cash distributions to investors
     - from operating cash flow                                     --          41,316              313,107          2,173,135
     - from sales and refinancing                                   --               --                  --                 --

Cash generated (deficiency) after cash distributions                --        7,716,105          39,031,951         49,439,773
                                                             =========        =========          ==========         ==========

Less: Special items (not including sales and
refinancing)
     Contributions from preferred stockholders                  13,200        2,277,652(13)       2,229,500(13)     46,000,000(14)
     Contributions from common stockholders                     37,500               --           5,139,623                 --
     Contributions from note holders                            75,000          (75,000)          4,615,000 (15)    (4,615,000)(15)
     Payment of interest on loan                                    --          322,907           2,149,221          5,578,734(12)
     Acquisition of land and buildings                              --        9,440,524          47,598,431         87,292,381
     Amortization of principal on loans                             --           29,472             224,819          2,077,560
     Other                                                          --               --             365,751(16)      1,507,591(17)
                                                                                                    -------          ---------

Cash generated  (deficiency) after cash
        distributions and special items                        125,700          448,761           2,827,073            (52,759)
                                                               =======          =======           =========            ========


Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
     - from operations                                              (9)               2                   8                 32
     - from recapture                                               --               --                  --                 --

Capital gain (loss)                                                 --                4                  --                  3

Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                      --               --                   8                 39
     -  from return of capital                                      --               18                  14                 --
                                                                 -----           ------              ------              -----

Total distributions on GAAP basis                                   --               18                  22                 39
                                                                 -----           ======              ======             ======

     Source (on cash basis)
     - from operations                                              --               18                  22                 39
     - from sales                                                   --               --                  --                 --
     - from refinancing                                             --               --                  --                 --
                                                                 -----            -----               -----              -----

Total distributions on cash basis                                   --               18                  22                 39
                                                                 =====           ======              ======             ======

Amount  (in  percentage  terms)  remaining   invested  in
program  properties at the end of last year reported in table      0.2%             3.9%               23.7%             92.2%


      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                      Harvard Property Trust, Inc. (Cont'd)

                                                                          1999                 2000               2001 (1)
                                                                          ----                 ----               ----
        Gross revenue                                                  $22,149,294         $10,128,602                 --

        Profit on sale of properties                                     8,780,171(3)        5,295,948 (4)      2,055,933 (5)

        Less:  Operating expenses                                       10,692,036           5,460,051                 --
             Interest expense                                            5,922,366(12)       3,088,777                 --
             Depreciation and amortization                               3,582,740           2,605,625                 --
                                                                         ---------           ---------        -------------

        Net income - GAAP basis                                         10,782,718(6)        3,880,087 (6)      2,055,933 (6)
                                                                        ==========           ==========         =========

        Taxable income
             -  from operation                                           1,617,237            (429,977)                --
             -  from gain on sale                                        8,195,759           2,552,143                 --

        Cash generated from operations                                   5,534,892           1,579,774                 --

        Cash generated from sales(7)                                    41,531,197           2,976,696                 --

        Cash generated from financing / refinancing                      8,495,717(10)       3,261,347(11)             --
                                                                        ----------          ----------        -------------

        Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                 --
                                                                        ==========           =========        =============

        Less:  Cash distributions to investors
             - from operating cash flow                                 10,025,186           2,180,029                 --
             - from sales and refinancing                               41,086,659           5,365,929                 --

        Cash generated (deficiency) after cash distributions             4,449,961             271,859                 --
                                                                         =========             =======        =============

        Less:  Special items (not including sales and refinancing)
             Contributions from preferred stockholders                          --                  --                 --
             Contributions from common stockholders                             --                  --                 --
             Contributions from note holders                                    --                  --                 --
             Payment of interest on loan                                 5,922,366(12)       3,088,777                 --
             Acquisition of land and buildings                           8,100,000                  --                 --
             Amortization of principal on loans                            481,557             178,924                 --
             Other                                                              --                  --          7,614,215(18)
                                                                     -------------            --------          ---------

        Cash generated (deficiency) after cash distributions
           and special items                                            (4,131,596)             92,935                 --
                                                                        ===========             ======        =============

        Tax and Distribution Data Per $1,000 Invested

        Federal income tax results:
        Ordinary income (loss)
             -  from operations                                                 29                 (44)                --
             -  from recapture                                                  --                  --                 --

        Capital gain (loss)                                                    147                 263                 --

        Cash distribution to investors
             Source (on GAAP basis)
             - from investment income                                           92                 242                223
             - from return of capital                                          826                 536                 --
                                                                             -----               -----              -----

        Total distributions on GAAP basis                                      918                 778                223
                                                                             =====               =====              =====

        Source (on cash basis)
             - from operations                                                 165                 135                 --
             - from sales                                                      746                 307                223
             - from refinancing                                                  7                 336                 --
                                                                           -------               -----              -----

        Total distributions on cash basis                                      918                 778                223
                                                                           =-=====               =====              =====

        Amount (in  percentage  terms)  remaining  invested  in
        program  properties at the end of last year reported in              92.2%                16.1%               --
        table


      Past performance is not necessarily indicative of future performance.

(1)  No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties. (5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)  Net income amounts presented net of minority interest in partnerships.
(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.
(8)  Proceeds from initial mortgages placed on new acquisitions.
(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(11) Proceeds from refinance of the Metrocrest and University Plaza properties.
(12) Amount includes interest paid on funds drawn on Credit Facility.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series
     C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16) Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                     Recreational / Residential Programs(1)

                                                               1995           1996            1997           1998         1999
                                                               ----           ----            ----           ----         ----
Gross revenue                                               $957,398      $2,640,476     $3,179,531    $4,061,581   $4,607,297

Profit on sale of properties                                      --              --             --       777,952 (2)        --

Interest income                                                6,993          29,594         23,466        20,931        12,168

Less:  Operating expenses                                    668,274       1,700,477      1,878,699     2,374,511     2,339,320
   Interest expense                                          276,628         748,911        884,739     1,151,293     1,424,225
   Depreciation and amortization                             130,056         413,114        444,173       546,010       762,936
                                                             -------         -------        -------       -------       -------

Net income - GAAP basis                                     (110,567)       (192,432)        (4,614)      788,650        92,984
                                                            =========       =========        =======      =======        ======

Taxable income
   - from operation                                         (119,418)       (526,998)      (290,495)      (61,015)      (60,290)
   - from gain on sale                                            --              --             --       944,227            --

Cash generated from operations                               289,124         939,999      1,353,620     1,687,070      2,267,977
Cash generated from sales                                         --              --             --     1,848,996(2)         --
Cash generated from refinancing                                    --             --        332,045            --      1,249,303(5)
                                                            ---------     ----------      ---------     -------------  ---------
                                                                                                 (4)
Total cash generated from operations, sales
         and refinancing                                     289,124         939,999      1,685,665     3,536,066      3,517,280
                                                             =======         =======      =========     =========      =========


Less:  Cash distributions to investors
   - from operating cash flow                                 20,700         316,999        407,631       613,183        986,371
   - from sales and refinancing                                   --              --             --     1,849,000      1,249,303

Cash generated (deficiency) after cash distributions         268,424         623,000      1,278,034     1,073,883      1,281,606
                                                             =======         =======      =========     =========      =========

Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                        --          32,000             --            --            --
   General partners' capital contributions                        --              --             --            --            --
   Payment of interest on loan                               276,628         748,911        884,739     1,151,293      1,424,225
   Acquisition of land and buildings                              --              --             --            --            --
   Increase in other assets                                       --              --             --            --            --
   Other                                                          --              --              --           --            --
                                                             -------      ----------      ----------    ---------      ---------

Cash generated (deficiency) after cash distributions and
   special items                                              (8,204)        (93,911)       393,295       (77,410)     (142,619)
                                                              =======        ========       =======       ========     =========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   -  from operations                                            (35)           (157)           (74)          (12)           (7)
   -  from recapture                                              --              --             --            --            --

Capital gain (loss)                                               --              --             --           181            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                        6              94            104           252           113
   - from return of capital                                       --              --             --           220           143
                                                                ----           -----        -------       -------       -------
Total distributions on GAAP basis                                  6              94            104           472           257
                                                              ======          ======        =======       =======       =======

   Source (on cash basis)
   - from operations                                               6              94            104           118           113
   - from sales                                                   --              --             --           354            --
   - from refinancing                                             --              --             --            --           143
                                                                ----           -----        -------       -------       -------
Total distributions on cash basis                                  6              94            104           472           257
                                                              ======          ======        =======       =======       =======

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table           17.2%           17.2%          21.7%         38.0%        44.7%

(1) Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard Mid-Term Fund I.

(2)  Proceeds from the sale of University Gardens Apartment Complex.

(3)  Proceeds from the sale of Brookhollow Apartment Complex.

(4)  Proceeds from refinance of Brookhollow Apartment Complex.

(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.

(6)  Proceeds from investors in the Golf Centers of Texas properties.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                 Recreational / Residential Programs(1) (Cont'd)

                                                                                                             Through
                                                                 2000           2001            2002         9/30/03
                                                                 ----           ----            ----         -------
Gross revenue                                               $8,042,916        $10,372,199  $17,162,300   $13,771,283

Profit on sale of properties                                 1,340,732(3)              --      294,631             --

Interest income                                                19,883              91,883       22,531         21,825

Less:  Operating expenses                                    5,531,233          5,708,689   11,767,729      9,418,170
   Interest expense                                          1,872,810          2,518,792    2,514,687      1,759,315
   Depreciation and amortization                             1,055,404          2,009,576    2,421,403      1,683,952
                                                             ---------          ---------    ---------      ---------

Net income - GAAP basis                                       944,084             227,025      775,643        931,671
                                                              =======             =======      =======    === =======

Taxable income
   - from operation                                         (1,136,123)        (403,490)     (413,168)             --
   - from gain on sale                                       1,340,732                 --      294,631             --

Cash generated from operations                               2,511,783          4,663,510    5,394,571      4,353,113
Cash generated from sales                                    1,068,639(3)              --      241,000      1,000,000
Cash generated from refinancing                                        --              --           --             --
                                                             ------------   -------------   ------------- -------------
Total cash generated from operations, sales and              3,580,422          4,663,510    5,635,571      5,353,113
                                                             =========          =========    =========      =========
   refinancing

Less:  Cash distributions to investors
   - from operating cash flow                                  632,022          1,562,531    2,628,375      1,595,312
   - from sales and refinancing                              1,102,350                 --      241,000        950,000

Cash generated (deficiency) after cash distributions
                                                             1,846,050          3,100,979    2,766,196      2,807,801
                                                             =========          =========    =========      =========

Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                    506,040(6)               --           --             --
   General partners' capital contributions                         --             275,000           --             --
   Payment of interest on loan                               1,872,810          2,518,792    2,514,687      1,759,315
   Acquisition of land and buildings                               --                  --           --             --
   Increase in other assets                                        --                  --           --             --
   Other                                                           --                  --           --             --
                                                             ------------   -------------   ------------- -------------

Cash generated (deficiency) after cash distributions and      479,280             857,187      251,509      1,048,486
                                                              =======             =======      =======      =========
   special items

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   -  from operations                                             (82)               (21)          (21)            --
   -  from recapture                                               --                  --           --             --

Capital gain (loss)                                                96                  --           15             --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                        74                  81          146             83
   - from return of capital                                        48                  --            2             52
                                                               ------                  --        -----             --
Total distributions on GAAP basis                                 122                  81          148            134
                                                               ======                  ==        =====            ===

   Source (on cash basis)
   - from operations                                               45                  81          136             83
   - from sales                                                    77                  --           12             52
   - from refinancing                                              --                  --           --             --
                                                               ------                  --        -----             --
Total distributions on cash basis                                 122                  81          148            134
                                                               ======                  ==        =====            ===

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table           68.4%            90.14%           89.4%       89.4%

(1) Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard Mid-Term Fund I.

(2)  Proceeds from the sale of University Gardens Apartment Complex.

(3)  Proceeds from the sale of Brookhollow Apartment Complex.

(4)  Proceeds from refinance of Brookhollow Apartment Complex.

(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.

(6)  Proceeds from investors in the Golf Centers of Texas properties.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                           Harvard Property I, L.P.(1)

                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511         $789,432

Profit on sale of properties                                           --                --        1,188,000

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                 --------          --------      -----------

Net income - GAAP basis                                            55,688            81,493        1,125,259
                                                                 ========          ========        =========

Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                  =======           =======        =========

Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                  =======           =======           ======

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                   ======           ========        =========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 53                69               48
     - from recapture                                                  --                --               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              946
     - from return of capital                                          --                --            1,000
                                                                   ------            ------       ----------

Total distributions on GAAP basis                                      38               198            1,946
                                                                  =======            ======            =====

     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --
                                                                  -------            ------           ------

Total distributions on cash basis                                      38               198            1,946
                                                                 ========            ======            =====

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table       100.0%             100.0%             --


(1) Property sold and program ended in 1997.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                          Harvard Property III, L.P.(1)

                                                                    1995          1996          1997          1998          1999
                                                                    ----          ----          ----          ----          ----
Gross revenue                                                      $206,874     $552,605      $727,072       $831,218       $21,077

Profit on sale of properties                                             --           --            --             --     1,188,060

Interest income                                                          --        2,340         1,378            792            --

Less:  Operating expenses                                            51,284      206,469       265,606        256,105        41,983
     Interest expense                                               101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                                   27,776       83,369       100,574        171,087        13,169
                                                                   --------     --------       -------        -------        ------

Net income - GAAP basis                                              26,796       (7,424)       56,718        107,449     1,125,259
                                                                   ========    ==========     ========        =======     =========

Taxable income
     - from operation                                                26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                                 --           --            --             --     1,188,060

Cash generated from operations                                      155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                                --           --            --             --     1,451,481

Cash generated from refinancing                                          --           --       441,711             --
                                                                  ---------    ----------      -------     ----------     ----------

Total cash generated from operations, sales and refinancing         155,540      346,136       904,554        575,906     1,430,577
                                                                    =======      =======       =======        =======     =========

Less:  Cash distributions to investors
     - from operating cash flow                                      11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                       --            --       411,711             --      1,451,482

Cash generated (deficiency) after cash distributions                143,563      251,691       196,801        496,920       (46,291)
                                                                    =======      =======       =======        =======       ========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                             --           --            --             --            --
     General partners' capital contributions                             --           --            --             --            --
     Payment of interest on loan                                    101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                                   --           --            --             --            --
     Increase in other assets                                            --           --            --             --            --
     Other                                                               --           --                           --            --
                                                                   --------    ---------     ----------    ----------    ----------
                                                                                                     --

Cash generated (deficiency) after cash
        distributions  and special items                             42,545      (20,841)     (108,752)       199,551       (75,017)
                                                                     ======      ========     =========       =======       ========
special items

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                   24          (15)           (1)           208          (325)
     - from recapture                                                    --           --            --             --            --

Capital gain (loss)                                                      --           --            --             --         1,805

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            11           86           242            120         1,243
     - from return of capital                                            --           --           402             --         1,000
                                                                  ---------    ---------     ---------      ---------      --------

Total distributions on GAAP basis                                        11           86           643             120        2,243
                                                                  =========    =========     =========     ===========     ========

     Source (on cash basis)
     - from operations                                                   11           86           242            120            39
     - from sales                                                        --           --            --             --         2,205
     - from refinancing                                                  --           --           402             --            --
                                                                  ---------    ---------     ---------      ---------     ---------

Total distributions on cash basis                                        11             86         643             120        2,243
                                                                  =========    ===========   =========     ===========     ========

Amount  (in  percentage  terms)  remaining  invested  in program
     properties at the end of last year reported in table            100.0%       100.0%        100.0%         100.0%            --

(1) Property sold and program ended in 1999.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                            BRP (Renner Plaza), LP(1)

                                                                                                                     Through
                                                                        2000           2001            2002          9/30/03
                                                                        ----           ----            ----          -------
Gross revenue                                                         $639,945        $850,473       $827,712        $550,961

Profit on sale of properties                                                --              --             --              --

Interest income                                                             --              --             --              --

Less:  Operating expenses                                               87,594         200,292        166,376         124,297
     Interest expense                                                  267,115         293,505        291,470         215,490
     Depreciation and amortization                                     102,865         114,031        116,700          87,525
                                                                       -------         -------        -------        --------

Net income - GAAP basis                                                182,371         242,645        253,166         123,649
                                                                       =======         =======        =======         =======

Taxable income
     - from operation                                                  115,929         194,583         56,745              --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        653,562         426,664

Cash generated from sales                                                   --              --             --              --

Cash generated from refinancing                                             --              --             --              --
                                                                    ----------      ----------     ----------        --------

Total cash generated from operations, sales and refinancing            552,352         650,181        653,562         426,664
                                                                       =======         =======        =======         =======

Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500        152,000         115,000
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        501,562         311,664
                                                                       =======         =======        =======         =======

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --              --
     General partners' capital contributions                                --              --             --              --
     Payment of interest on loan                                       267,115         293,505        291,470         215,490
     Acquisition of land and buildings                                      --              --             --              --
     Increase in other assets                                               --              --             --              --
     Other                                                                  --              --             --              --
                                                                    ----------      ----------     ----------        --------

Cash generated (deficiency) after cash distributions
         and special items                                             133,005         104,176        210,092          96,174
                                                                       =======         =======        =======        ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      87             147             43              --
     - from recapture                                                       --              --             --              --

Capital gain (loss)                                                         --              --             --              --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190            115              87
     - from return of capital                                               --              --             --              --
                                                                     ---------       ---------       --------        --------

Total distributions on GAAP basis                                          115             190            115              87
                                                                     =========       =========       ========      ==========

     Source (on cash basis)
     - from operations                                                     115             190            115              87
     - from sales                                                           --              --             --              --
     - from refinancing                                                     --              --             --              --
                                                                     ---------       ---------       --------        --------

Total distributions on cash basis                                          115             190            115              87
                                                                     =========       =========       ========       =========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 100.0%          100.0%         100.0%            100.0%


(1) Property acquired and program initiated in 2000.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                BRP (SV), L.P.(1)

                                                                                                                     Through
                                                                       2000            2001            2002          9/30/03
                                                                       ----            ----            ----          -------

Gross revenue                                                         $20,491         $995,100     $1,162,402        $920,653

Profit on sale of properties                                               --               --             --              --

Interest income                                                         1,407            7,313          1,028              --

Less:  Operating expenses                                               7,905          496,541        495,210         388,235
     Interest expense                                                  15,096          467,061        529,949         453,351
     Depreciation and amortization                                     11,423          358,052        632,275         475,313
                                                                       ------          -------        -------         -------

Net income - GAAP basis                                               (12,526)        (319,241)      (494,004)       (396,246)
                                                                      ========        =========      =========       =========

Taxable income
     -  from operation                                                 12,585         (154,217)      (968,986)             --
     -  from gain on sale                                                  --               --             --

Cash generated from operations                                         12,585          498,558        667,192         532,418

Cash generated from sales                                                  --               --             --              --

Cash generated from refinancing                                            --               --             --              --
                                                                     --------       ----------     ----------      ----------

Total cash generated from operations, sales and refinancing            12,585          498,558        667,192         532,418
                                                                       ======          =======        =======         =======

Less:  Cash distributions to investors
     - from operating cash flow                                            --               --             --              --
     - from sales and refinancing                                          --               --             --              --

Cash generated (deficiency) after cash distributions                   12,585          498,558        667,192         532,418
                                                                       ======          =======        =======         =======

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                               --          650,000             --              --
     General partners' capital contributions                               --               --             --              --
     Payment of interest on loan                                       15,096          467,061        529,949         453,351
     Acquisition of land and buildings                                     --               --             --              --
     Increase in other assets                                              --               --             --              --
     Other                                                                 --               --             --              --
                                                                      -------       ----------       --------        --------

Cash  generated   (deficiency)  after  cash
        distributions  and special items                               (2,511)         681,497        137,243          79,067
                                                                       =======         =======        =======          ======

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                     (3)             (35)          (223)             --
     - from recapture                                                      --               --             --              --

Capital gain (loss)                                                        --               --             --              --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              --               --             --              --
     - from return of capital                                              --               --             --              --
                                                                      -------          -------       --------        --------

Total distributions on GAAP basis                                          --               --             --              --
                                                                      =======          =======       ========        ========

     Source (on cash basis)
     - from operations                                                     --               --             --              --
     - from sales                                                          --               --             --              --
     -  from refinancing                                                   --               --             --              --
                                                                      -------          -------       --------        --------

Total distributions on cash basis                                          --               --             --              --
                                                                      =======          =======       ========        ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 100.0%           100.0%         100.0%          100.0%

(1) Property acquired and program initiated in 2000.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                             6142 Campbell, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----

Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                           -----           -----           ------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                         ========          =====          =======

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --          251,229

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                        --------        --------       ----------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                          ======          ======          =======

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                          ======          ======           ======

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                          ------          ------          -------

Cash generated  (deficiency)  after cash
        distributions and special items                                   (1,396)         (1,294)         (36,269)
                                                                          =======         =======         ========


Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --            1,047

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50              926
     - from return of capital                                                 --              --            1,000
                                                                         -------          ------            -----

Total distributions on GAAP basis                                             --              50            1,926
                                                                         =======         =======            =====

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                         -------          ------            -----

Total distributions on cash basis                                             --              50            1,926
                                                                         =======         =======            =====

Amount (in percentage terms) remaining invested in program                100.0%           100.0%              --
   properties at the end of last year reported in table

(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                        Behringer Partners Stemmons LP(1)

                                                                                                          Through
                                                                          2001             2002           9/30/03
                                                                          ----             ----           -------

Gross revenue                                                            $17,922        $129,064         $ 21,389

Profit on sale of properties                                                  --              --          705,066

Interest income                                                               --              --               --

Less:  Operating expenses                                                 13,029          94,920           25,581
     Interest expense                                                     57,033          75,263            6,903
     Depreciation and amortization                                        25,263          40,800           59,248
                                                                        --------        --------         --------

Net income - GAAP basis                                                  (77,403)        (81,919)         634,723

Taxable income
     - from operation                                                    (74,464)        (76,628)              --
     - from gain on sale                                                      --              --               --

Cash generated from operations                                             4,893          34,144           (4,192)

Cash generated from sales                                                     --              --          939,519

Cash generated from refinancing                                               --              --               --

Total cash generated from operations, sales and refinancing                4,893          34,144          935,327
                                                                       =========          ======          =======

Less:  Cash distributions to investors
     - from operating cash flow                                               --              --           40,481
     - from sales and refinancing                                             --              --          939,519

Cash generated (deficiency) after cash distributions                       4,893          34,144          (44,673)
                                                                       =========          ======          ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --          85,636               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          57,033          75,263            6,903
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                        --------         -------          -------

Cash generated  (deficiency)  after cash
        distributions and special items                                   52,140          44,517          (51,576)
                                                                          ======          ======          ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:                                                 (186)           (157)              --
Ordinary income (loss)                                                        --              --               --
     - from operations                                                        --              --               --
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
     Source (on GAAP basis)                                                   --              --               --
     - from investment income                                                 --              --            1,010
     - from return of capital                                                 --              --            1,000
                                                                          ------          ------          -------

Total distributions on GAAP basis                                             --              --            2,010
                                                                          ======          ======          =======

     Source (on cash basis)
     - from operations                                                        --              --               83
     - from sales                                                             --              --            1,927
     - from refinancing                                                       --              --               --
                                                                          ------          ------           ------

Total distributions on cash basis                                             --              --            2,010
                                                                          ======          ======            =====

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%          --

(1) Property acquired and program initiated in 2001.

      Past performance is not necessarily indicative of future performance.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

         Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Mid-Term Fund I. All figures are through September 30, 2003.


                                                  Harvard          Harvard          Harvard                             Behringer
                                                  Property       Property I,     Property III,    6142 Campbell          Partners
                                                Trust, Inc.          L.P.             L.P.             Ltd.            Stemmons LP
                                                -----------          ----             ----             ----            -----------

Dollar amount raised                            $60,387,475        $1,186,254      $1,100,000        $240,000         $   401,900

Number of properties purchased                          23                 1                1               1                   1

Date of closing of offering                     03/10/98(1)        06/05/95        08/21/95          06/01/96            04/02/01

Date of first sale of property                    08/26/98         12/10/97        01/29/99          12/03/98            02/27/03

Date of final sale of property                    01/01/01         12/10/97        01/29/99          12/03/98            02/27/03

Tax and Distribution Data Per $1,000
Investment
Federal income tax results:
Ordinary income (loss)
     -  from operations                                 18               171             (109)           (99)                  --
     -  from recapture                                  --                --               --              --                  --

Capital gain (loss)                                    417               997            1,805           1,047                  --

Deferred gain

     Capital                                            --                --               --              --                  --
     Ordinary                                           --                --               --              --                  --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income                           997             1,183            2,104             976               1,010
         - Return of capital                         1,000             1,000            1,000           1,000               1,000

     Source (on cash basis)
         - Sales                                     1,275             1,671            2,205           1,729               1,927
         - Refinancing                                 343                --              402              --                  --
         - Operations                                  379               512              497             247                  83
         - Other                                        --                --               --              --                  --

Receivable on net purchase money                        --                --               --              --                  --
financing(2)

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)  All properties were acquired for cash without financing.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                                   (UNAUDITED)
                         SALES OR DISPOSALS OF PROPERTY

         Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Mid-Term Fund I. All figures are through September 30, 2003.

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                           -------------------------------------------------------------------------
                                                                                            Purchase   Adjustments
                                                                             Mortgage         Money     Resulting
                                                            Cash Received     Balance       Mortgage       from
                                       Date       Date     Net of Closing     at Time      Taken Back  Application
             Property                Acquired   of Sale         Costs         of Sale    by Program(1)  of GAAP(2)      Total(3)
             --------                --------   -------         -----         -------    -------------  ---------       -------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP       03/05/96 06/03/99     $3,161,560      $3,144,248          --           --       $6,305,808
   Harvard Property Provident LP      10/04/96 01/01/01(5)   1,551,568(7)    2,648,432          --           --        4,200,000(6)
   Harvard Property Parkside LP       11/19/96 08/02/99        707,599       1,776,951          --           --        2,484,550
   Harvard Property 812 San            04/03/97 08/18/99      2,233,795       3,558,022          --           --        5,791,817
        Antonio LP
   Harvard Property Metrocrest LP     04/30/97 01/01/01(5)   2,123,676(9)   11,151,324          --           --       13,275,000(8)
   Harvard Property Partners LP(10)   06/06/97 07/17/00         (8,310)        863,538          --           --          855,228
   Harvard Property Lake Calhoun LP   09/04/97 08/22/00      5,186,805      15,763,659          --           --       20,950,464
   HPT / PMD Investments LP           10/06/97 01/01/01(5)   6,202,717(12)   9,297,283          --           --       15,500,000(11)
   HPT Gleneagles LP                  11/07/97 10/19/99      8,614,691              --          --           --        8,614,691
   Harvard Property Trust, Inc.       11/11/97 11/02/98        529,029              --          --           --          529,029
        (Park 96)
   Harvard Property Rosedale LP       02/25/98 12/01/99      9,130,926      17,701,615          --           --       26,832,541
   Harvard Property Atrium LP         03/10/98 08/02/99      3,979,447      11,205,241(13)      --           --       15,184,688
   Harvard Property Partners LP(14)   05/01/98 08/02/99      2,294,952       6,197,783(13)      --           --        8,492,735
   Harvard Property (UP) LP           06/03/98 01/01/01(5)   2,600,000(17)   9,600,000(15)      --           --       12,200,000(16)
   Harvard Property Clarke LP         07/29/98 08/02/99      2,619,842       6,420,337(13)      --           --        9,040,179
   Harvard Property Superior LP       07/30/98 08/02/99      1,813,805       4,950,134(13)      --           --        6,763,939
   Harvard Property Capitol LP        12/30/98 08/02/99      2,483,416       4,726,506(13)      --           --        7,209,922
   Harvard Property Willow LP         03/31/99 08/02/99      5,478,204              --          --           --        5,478,204
   Harvard Property Centreport LP     02/01/98 08/26/98      2,176,535              --          --           --        2,176,535

Harvard Property I, L.P.              06/05/95 12/10/97      1,981,599       2,918,049          --           --        4,899,648

Harvard Property III, L.P.            08/21/95 01/29/99      1,451,482       3,759,057          --           --        5,210,539

6142 Campbell, LTD                    06/01/96 12/03/98        415,048         701,594          --           --        1,116,642

Behringer Partners Stemmons LP        04/02/01   02/27/03      939,519       1,235,475          --           --        2,174,994



      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY

                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------------
                                                                             Total
                                                                          Acquisition                             Excess
                                                                         Cost, Capital                        (Deficiency) of
                                                        Original         Improvements,                      Property Operating
                                                        Mortgage          Closing and                       Cash Receipts Over
                     Property                           Financing        Soft Costs(4)        Total          Cash Expenditures
                     --------                           ---------       --------------    -----------       -------------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $3,250,000        $1,636,378        $4,886,378          $1,419,430
   Harvard Property Provident LP                       2,800,000         1,410,392         4,210,392             (10,329)(18)
   Harvard Property Parkside LP                        1,725,000           760,006         2,485,006             499,544
   Harvard Property 812 San Antonio LP                 3,600,000         1,683,617         5,283,617             508,200
   Harvard Property Metrocrest LP                      9,150,000         1,495,442        10,645,442           2,629,558(19)
   Harvard Property Partners LP                          895,000           365,097         1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                   16,100,000         3,066,237        19,166,237           1,784,227
   HPT / PMD Investments LP                            8,000,000         6,561,677        14,561,677             938,323(20)
   HPT Gleneagles LP                                   1,500,000         6,932,748         8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --           401,701           401,701             127,328
   Harvard Property Rosedale LP                       18,000,000         6,635,840        24,635,840           2,196,701
   Harvard Property Atrium LP                         11,205,241         3,026,413        14,231,654             953,034
   Harvard Property Partners LP                        6,197,783         1,968,657         8,166,440             326,295
   Harvard Property (UP) LP                            9,600,000(15)    12,625,838        12,625,838            (425,838)(21)
   Harvard Property Clarke LP                          6,420,337         2,838,461         9,258,798            (218,619)
   Harvard Property Superior LP                        4,950,134         1,391,649         6,341,783             422,156
   Harvard Property Capitol LP                         4,726,506         2,288,850         7,015,356             194,566
   Harvard Property Willow LP                                 --         5,325,025         5,325,025             153,179
   Harvard Property Centreport LP                             --         2,035,602         2,035,602             140,933

Harvard Property I, L.P.                               3,000,000         1,219,831         4,219,831             679,817

Harvard Property III, L.P.                             2,600,000         1,536,624         4,136,624           1,073,914

6142 Campbell, LTD                                       700,000           241,933           941,933             174,709

Behringer Partners Stemmons LP                         1,330,000           487,536         1,817,536             357,458


      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY

(1)  No purchase money mortgages were taken back by any individual program.
(2)  Financial statements for programs are prepared in accordance with GAAP.
(3)  None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(7) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).
(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).
(10) Asset in partnership known as 1700 North Hampton Building.
(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(12) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).
(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

                    Partnership/Building                                                        Allocated Amount
                    --------------------                                                        ----------------
                    Harvard Property Atrium LP                                                     $11,205,241
                    Harvard Property Partners LP (Quadrant Building)                                 6,197,783
                    Harvard Property Clarke LP                                                       6,420,337
                    Harvard Property Superior LP                                                     4,950,134
                    Harvard Property Capitol LP                                                      4,726,505
                                                                                                     ---------
                             TOTAL                                                                 $33,500,000
                                                                                                   ===========

     Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(14) Asset in partnership known as Quadrant Building.
(15) Concurrent with the termination of the Credit Facility detailed in footnote
     (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(17) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).
(18) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).
(19) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).
(20) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).


      Past performance is not necessarily indicative of future performance.